
SUNSET MUSIC FEST
GLOW
ALL
MAKING OUR MARK ON THE RETAIL CANVAS
CITY OF DREAMS
NO LIMITS
YOUNGSTOWN STATE UNIVERSITY and SOUTHERN PARK MALL
BRAND PARTNER
WASHINGTON
DE LOS
DEBARTOLO COMMONS
Fieldhouse
PLAY

Citi Global Property CEO Conference

March 2020

Safe Harbor

Some of the information contained in this presentation includes forward looking statements. Such statements are subject to a number of risks and uncertainties which could cause actual results in the future to differ materially and adversely from those described in the forward looking statements.

Investors should consult the Company's filings with the Securities and Exchange Commission (SEC) for a description of the various risks and uncertainties which could cause such a difference before deciding whether to invest.

This presentation also contains non GAAP financial measures and comparable net operating income (NOI). Reconciliation of this non GAAP financial measure to the most directly comparable GAAP measure can be found within the Company's quarterly supplemental information package and in filings made with the SEC, which are available on the investor relations section of its website at www.washingtonprime.com.


GRIND IT OUT

Company Snapshot


SEE.
TOUCH.

- National portfolio of Enclosed and Open Air retail venues
- Comprised of 104 assets consisting of 56M SF as of DEC 31 2019
- Tier One and Open Air assets account for 93% of total NOI as a result of Noncore assets having been reduced by 21%
- Diversified by product, size, geography and tenancy
- Increasing mixed use component (lodging, residential, office and medical) component via adaptive reuse
- Recognized as innovation leader within industry regarding events, activities and installations
- Experienced leadership team incorporating financial, operational and strategic expertise
- Readily available corporate resources allow for real time decision making by General Managers and local management
- Current corporate credit ratings as follows: Moody's B1, S&P BB- and Fitch B


Assets
by Region
9%
9%
15%
31%
36%
Northeast
West
Southwest
Southeast
Midwest


Total NOI (%)
4Q 2019
7%
27%
66%
Open Air
Tier One
Tier Two


GLA
by Tenancy
26%
7%
3%
64%
National
Local
Regional
Anchor >25,000 SF


Tier One Enclosed
Mixed Use Percentage
50%
40%
30%
20%
10%
0%
34%

Earning Release LGC Quote Excerpt

*"My colleagues and I have worked hard and smart to differentiate WPG by **diversifying tenancy, activating common area and undertaking value added adaptive reuse**. In addition, we have made **sound financial and strategic decisions as well as demonstrating the ability to access traditional** as **well** as more **resourceful** capital. Take for instance our **decision** during the **previous four years** to **dispose of seventeen assets (not including outparcel sales) which we considered incongruous to our dominant town center objective**. Regardless of short term dilution, this action has proved more than prudent allowing us to devote our time and money to those assets most able to benefit from focused adaptive reuse. Our progress to date illustrates we've made the right choices.*

*Notwithstanding, there continues to exist skepticism as it relates to the necessary capital required to accomplish this adaptive reuse mandate. The **reset of the dividend is intended to alleviate any** such **doubt whatsoever**. As opposed to acting out of weakness, the Board proactively made this decision at our earliest available opportunity. **Our fiduciary responsibility is to allocate capital accordingly and this decision to enhance our liquidity was only** logical.*

(Dollars in thousands)

	Midpoint of 2020 Guidance
Estimated funds available for distribution (FAD)[1]	$177,700
Estimated common share and operating partnership unit dividend distribution	(111,700)
Estimated free cash flow	66,000
Estimated proceeds from outparcel and other non-income producing sales	50,000
Estimated cash available for department store adaptive reuse and redevelopment	116,000
Planned spend on department store adaptive reuse	(80,000)
Estimated net cash surplus	$36,000
Estimated FAD payout ratio	63%

*The adjacent table clearly illustrates this improved free cash flow. **Several relevant factors should be noted including $70 million of tenant allowance and Cap-Ex deducted from FAD, nor does it need any additional credit facility borrowing**. In addition to the **six projects commenced in 2019, we anticipate starting twelve, four and eight department store adaptive reuse projects during 2020, 2021 and 2022**, respectively. Simple extrapolation illustrates **plenty of free cash flow during these years to deliver these projects**."*

Earning Release LGC Quote Excerpt

"Take a hard look at the adjacent financial metrics and see how we stack up against our sector peers. Furthermore, ***when it comes to leasing volume and resolving department store vacancy, while it's difficult to glean comparable information from some of our peers, I'd take the over we are leaders on a relative size basis in both endeavors.***

Representative Financial Metrics:

Unencumbered NOI: Total NOI	56%
Open Air NOI: Total NOI	27%
EBITDA: Interest Expense (including share of unconsolidated entities)	2.61x
Combined Tier One and Open Air NOI: Total NOI	93%
Occupancy Cost	11.2%

One other point, as it relates to ***Open Air NOI of 27%****, when you include nine assets we classify as Tier One but have an open air format (Arbor Hills, The Arboretum, Bowie Town Center, Clay Terrace, Malibu Lumber Yard, Oklahoma City Properties, Scottsdale Quarter, Town Center Plaza & Crossing, and Waterford Lakes Town Center)* ***our open air portfolio increases to 40% of total NOI.***

During last quarter's earnings release and conference call, we provided a summary of ***incremental Net Asset Value (NAV) potential*** *of* ***~$2.00 per share for three redevelopment assets.*** *This analysis assumes we sell fully entitled land parcels to developers of residential, lodging and office product while retail remains the responsibility of WPG. Note, the capital investment required to deliver this fully entitled land parcels is deducted from NAV.*

In this light, we are pleased to announce the first of the three ***redevelopments is underway at Clay Terrace****. This redevelopment will be comprised of a* ***~290 unit multifamily rental project, a ~140 guest room hotel, new office space totaling 200,000 SF and an additional ~70,000 SF of space intended for lifestyle and food and beverage tenancy.***

In closing, Washington Prime Group will continue to improve its assets via differentiated tenancy and dynamic activations. Our Company is also increasingly embracing the fact we are an essential participant regarding the logistics, distribution and delivery of goods and services, which speak to an omnichannel perspective.

As the dominant town center within our respective trade areas, it is imperative we provide convenience in addition to interesting alternatives where our guests can eat, shop, work, play and live. *With this in mind, my colleagues and I are going to get back to our jobs and continue to grind it out."*

4Q 19 and YE 2019 Highlights

Stable Operating Metrics

- **Tier One sales PSF increased 4.0% YOY to $413** as of December 31, 2019;
- **New leasing spreads increased 1.6%** during the trailing 12 months ended December 31, 2019 for Tier One and Open Air assets;
- **Tier One occupancy cost** improved **60 basis points to sector leading 11.2%** as of December 31, 2019;
- As of December 31, 2019, combined **Tier One and Open Air occupancy decreased 130 basis points YOY to 93.4%** of which 120 basis points was attributable to the bankruptcies of Charlotte Russe, Gymboree, and Payless ShoeSource;
- Sequentially from the third quarter, **Open Air comparable NOI** improved **by 250 basis points to 5.1%**, **Tier One** comparable NOI **improved by 90 basis points to (7.9%)**, and combined Tier One and Open Air comparable NOI improved by 90 basis points to (4.6%) for the fourth quarter;
- **Open Air and Tier One represent** 27% **and** 66%, **respectively, of total NOI** as of December 31, 2019;
- **YOY 2019 comparable NOI increased 2.1% for Open Air and decreased 8.0% for Tier One, resulting in a combined decrease of 5.2%;**
- The combined decrease in YOY 2019 comparable NOI of $24.5M is primarily attributable to $14.8M of cotenancy and rental income loss from 2019 bankruptcies (Bon-Ton Stores, Sears and Toys R Us) and $6.1M from the bankruptcies of Charlotte Russe, Gymboree, and Payless ShoeSource; and
- **Excluding the aforementioned cotenancy impact and rental income loss, YOY comparable NOI for combined Tier One and Open Air would have been (2.2%) and (0.8%)** for the fourth quarter and full year 2019, respectively.

4Q 19 and YE 2019 Highlights

Robust and Diversified Leasing Progress

- **Leasing volume during 2019 exhibited 6% YOY increase** totaling 4.4M SF and number of lease transactions increased 11% YOY;
- This follows leasing volume of 4.2M SF and 4.0M SF in 2018 and 2017, respectively, **totaling 12.6M during previous three years**;
- Of the aforementioned 4.4M SF in 2019, **57% of new leasing was attributable to lifestyle tenancy** which includes food, beverage, entertainment, home furnishings, fitness and professional services; and
- The Company continues to incent its leasing and property management professionals in order to further diversify tenancy as illustrated by a **record 180 leases qualifying under various incentive programs** during 2019.

Leasing Activity YTD as of DEC 31 19	New Lease Count	New Square Feet	Renewal Lease Count	Renewal Square Feet	Total Lease Count	Total Square Feet	Square Feet Change YOY (%)	Portfolio Size
	274	1,691,180	824	2,747,365	1,098	4,438,545	6%	56M SF


bercrombie kids


DRY GOODS


DUNK YEAH
WORK HARD
PLAY HARD
fieldhouse
USA

Department Store Adaptive Reuse Snapshot

30 Department Stores

Up to $300M Over the Next Three to Four Years[1]

Evaluating	Active	Announced	Under Construction	Completed
3	9	10	5	3

18 Projects Addressed (Tier One and Open Air)

Mall at Johnson City
Johnson City, TN


it's really happening!

Southern Park Mall
Boardman (Youngstown), OH


DEBARTOLO COMMONS

Lincolnwood Town Center
Lincolnwood, IL


roomplace

Polaris Fashion Place
Columbus, OH



[1]In addition to ~$50M spent through December 31, 2019.

Department Store Adaptive Reuse Update

- The Company **resolved 18, or 72%, of the 25 department stores** of which the Company has control;
- As exhibited within the most recent 4Q 19 supplemental, the Company **continues to provide real time updates relating to the 30 department stores within its Tier One and Open Air assets identified for repositioning** (excluding space owned by third parties such as Seritage Growth Properties). As of December 31, 2019, five of these department store spaces remained occupied by Sears; These include the following projects, all of which are situated within Tier One assets:
  - ✓ **The Mall at Johnson City, Johnson City, Tennessee**: HomeGoods will anchor the replacement of the former Sears;
  - ✓ **Polaris Fashion Place*, Columbus, Ohio**: FieldhouseUSA will anchor the mixed use redevelopment of former Sears;
  - ✓ **Town Center at Aurora*, Aurora, Colorado**: FieldhouseUSA will anchor the planned mixed use redevelopment of the former Sears;
  - ✓ **Markland Mall, Kokomo, Indiana:** A national retailer has executed a letter of intent to replace the former Carson Pirie Scott (Bon-Ton Stores);
  - ✓ **Southern Park Mall, Boardman (Youngstown), Ohio:** The demolition of the former Sears is underway and is to be replaced by DeBartolo Commons which includes an athletic green space, an ice skating rink and entertainment venue;
  - ✓ **Southern Park Mall, Boardman (Youngstown), Ohio:** The redevelopment project will also feature a new entertainment hub anchored by Steel Valley Brew Works as well as an indoor golf facility and several new food and beverage options. The renovation also includes a permanent DeBartolo-York Family installation situated within the common area;
  - ✓ **Port Charlotte Town Center, Port Charlotte, Florida:** A national entertainment concept has executed a letter of intent to replace Sears;

Department Store Adaptive Reuse Update (continued)

- ✓ **Longview Mall, Longview, Texas:** National retailers have executed letters of intent to replace the former Sears;
- ✓ **Mesa Mall, Grand Junction, Colorado:** Three department store replacements include a national sporting goods retailer replacing the former Herberger's department store (Bon-Ton Stores), Dillard's will replace the former Sears and HomeGoods will replace the former Sports Authority all of which have executed letters of intent;
- ✓ **Southern Hills Mall, Sioux City, Iowa:** The Company has executed a letter of intent with a national off price retailer and has received a letter of intent from a national home furnishings retailer to replace the former Sears location;
- ✓ **Southgate Mall, Missoula, Montana:** Dillard's opened a second location during June 2019 replacing the former Herberger's (Bon-Ton Stores). The Company also recently announced SCHEELS All Sports will replace the current JCPenney which is expected to close during the second quarter of 2020 of which the Company proactively gained control of JCPenney to allow for the adaptive reuse;
- ✓ **Grand Central Mall, Parkersburg, West Virginia:** The Company announced HomeGoods, PetSmart, Ross Dress for Less and T.J. Maxx will collectively replace the former Sears location;
- ✓ **Morgantown Mall, Morgantown, West Virginia:** The Company has executed a lease with Dunham's Sports replacing space previously occupied by Elder Beerman (Bon-Ton Stores). A national discount retailer and an entertainment concept have provided letters of intent to replace the former Belk department store and the former Sears will be replaced with outdoor greenspace for athletic and entertainment use;
- ✓ **Lincolnwood Town Center, Lincolnwood, Illinois:** The RoomPlace opened August 2019 replacing Carson Pirie Scott (Bon-Ton Stores); and
- ✓ **The Mall at Fairfield Commons, Dayton, Ohio:** Round1 Entertainment opened November 2019 replacing the lower level of the former Sears, and the upper level is currently under construction and will be occupied by Morris Furniture, which is expected to open during 2Q 20.

Department Store Adaptive Reuse Update (continued)

- ✓ **Clay Terrace, Carmel, Indiana:** Predevelopment is underway and will be comprised of an approximately 290 unit multifamily rental project, an approximately 140 guest room hotel, new office space totaling 200,000 SF and an additional approximately 70,000 SF of space intended for lifestyle and food and beverage;
- ✓ **WestShore Plaza, Tampa, Florida:** The Company is underway regarding the process of obtaining necessary entitlements and discussions continue regarding a joint venture of this mixed use redevelopment replacing the Sears space. In conjunction, the Company also purchased an outparcel which is to be included as part of the entitlement process; and
- ✓ **Westminster Mall, Westminster, California:** The Company is in the process of obtaining necessary entitlements and discussions are underway regarding the planned mixed use predevelopment project. The Company is working with several local landowners and all other stakeholders to explore mixed use opportunities, including residential, office and hotel components, as well as ground level retail. On the site owned by Washington Prime Group alone, the Company anticipates the potential for up to 1,000 multifamily residential units.


STORES
DINING
EVENTS & NEWS
SALES & DEALS
EAT. SHOP. PLAY.
Hollywood Feed
lululemon athletica
PRIME
EVEREVE



Special Projects Update

During 2019, the company established a Special Projects program which focuses upon primarily aesthetic improvements with the intent of improving upon interior and exterior 'curb appeal'. This effort is in accordance with the incremental approach employed prior to large scale development. It should be noted such measures are generally considered minimal from a capital expenditure perspective albeit they often produce an outsized impact. This effort is a collaboration between the construction, property management and marketing departments. As importantly, a process exists whereby local management provides input as to what is deemed important for the asset under review and a prioritized status report tracks fulfilment progress on a recurring basis.


BOXWOOD
HEDGES INSTALL
Bistro Lounge Seating Coming Soon
macy's


BOCCE
BALL COURT
Railroad Track as Design Elements
BOCCE
Industrial Seating

Marketing and Activation Update

Events, activities and installations are crucial as they enliven common area and appeal to existing and prospective guests by providing seasonal, athletic, social, educational and cultural attractions. Washington Prime Group recently launched its activation menu which allows local management to readily implement various activations in order to drive guest traffic as well as increase sponsorship revenue.


WPG
ACTIVATION MENU
SEASONAL CAMPAIGNS
HOLIDAY
VALENTINE'S DAY
EASTER
MOTHER'S DAY
EVENT CATEGORIES
KIDS AND FAMILY
THE ARTS
FOOD AND DRINK
EVENT SERIES
INSTALLATIONS
THE YARD
POP-UP SHOP
PLAY AREA
DOG PARKS
RESEARCH + DEVELOPMENT
BOOK NOOK
THE HUB
YARD PONG
THE OASIS

Activation Activity

- During 2019, the Company hosted 3,297 events and activations;
- A robust social media initiative resulted in 33,871 and 25,420 additional Instagram and Facebook followers, respectively;
- Digital media efforts produced 1,454 corporate managed advertisements;
- The Company received one ICSC MAXI Award two MarCom Awards; and
- WPG introduced the first national landlord sponsored Instagram influencer campaign and most recently a national TikTok influencer campaign (#SweeTok) which resulted in ~10,000 guest visits and 36M social media views.

Marketing and Activation Update

The manner by which Washington Prime Group communicates with a specific demographic constituency has been greatly enhanced as physical, digital and social media are increasingly employed allowing for targeted and real time messaging.

A robust social media effort during 2019 resulted in 33,871 and 25,420 additional Instagram and Facebook followers, respectively.


2019 MARKETING AND ACTIVATIONS
EVENTS AND ACTIVATIONS
CREATIVE
EMAIL
24.7 MILLION
4,622
MARKETING OPERATIONS
622,374
SOCIAL MEDIA
33,871
300K+
25,420
LOCAL LISTINGS / REPUTATION
34,300
4.2
3.4%
INDUSTRY LEADING AWARD RECIPIENT
3
DIGITAL ADVERTISING
1,454
WIFI
HOLIDAY CONQUESTING CAMPAIGN
21,000,000
BRAND PARTNERSHIPS
15+
2017
2018
2019
2020




SweeTok | Crowds of Gen Z (with phones + gifts ready)

Illustrating this effort was the first national landlord sponsored Instagram influencer campaign and most recently a national TikTok influencer campaign (#SweeTok) which resulted in ~10,000 guest visits and 36M social media views.

Our achievements have been recognized by the broader marketing community as the Company received one ICSC MAXI Award and two MarCom Awards.

Mixed Use Redevelopment Value Creation

Within 3Q 19 commentary, we summarized mixed use redevelopment potential for three representative assets and the incremental impact upon net asset valuation (adjacent table):

- Three representative assets were selected, **WestShore Plaza, Westminster Mall and Clay Terrace,** all of which are scheduled to undergo redevelopment in short order;
- Drawing from aforementioned financial analysis of the previous quarter, current valuation was ascribed to each asset by applying actual net operating income and implied capitalization rate of 25.0% derived from a current share price of ~$4.00;
- Note these redevelopment projects include retail, office, residential and lodging components; in every instance, obligation is to deliver fully entitled land parcels to developers of these products while retail remains the responsibility of WPG;
- Capital spend for aforementioned delivery of fully entitled land parcels was included as a deduct;
- Fair market value arrived at via third party research; and
- Consider extrapolating and applying this methodology in various degrees to Pearlridge Center, Southern Park Mall, Grand Central Mall, Polaris Fashion Place, Southgate Mall, The Mall at Johnson City et. al.

Asset[1]	Implied Net Asset Value Creation[2]	Value Creation per Common Share
Westminster Mall	$155,000	$0.69
WestShore Plaza	$189,400	$0.85
Clay Terrace	$141,200	$0.63
Total	$485,600	$2.17

[1] (000s) omitted except for Value Creation per Common Share

[2] Incremental capital cost of ~$420M netted against implied asset value creation

Capital Markets Update

- On February 28, 2020, the Company **repaid the $250M senior unsecured note** maturing April 2020;
- Anticipated **~$75M in debt reduction in 2020 related to the planned lender transfers of Charlottesville Fashion Square and Muncie Mall**;
- Company recently **executed a letter of intent with Spirit Realty Capital, Inc. (SRC)** for the sale of the fee interest or leasehold interest in eight outparcels for a combined **purchase price of $14.2M equating to a ~6.5% capitalization rate**; and
- Inclusive of the Spirit transaction, **~$50M of scheduled capital from various transactions** is expected to close by year end and which will be utilized to fund previously announced redevelopment.
- Company completed several financial transactions in 2019 and has demonstrated continued ability to access new strategic capital including:
  - ✓ Company **proactively retired $29.1M of outstanding principal related to Senior Notes due 2024 recording $1.2M gain on extinguishment**;
  - ✓ Company **repaid the $47.6M mortgage loan previously secured by four Open Air assets**, which was scheduled to mature on October 16, 2019 at a fixed rate of 7.5%; Simultaneously, the Company **closed on a new $117.0M loan secured by the same four assets, resulting in $68.1M of net loan proceeds**. The interest-only loan bears interest at a fixed rate of 3.67%. The loan will mature on October 1, 2029;
  - ✓ **Executed $180M nonrecourse mortgage loan secured by Waterford Lakes Town Center;**
  - ✓ Mortgage loans secured by three noncore assets were extinguished upon property transitions to the respective lender during 2019, resulting in **extinguishment of $94.7M in mortgage loans**;
  - ✓ Company completed the **sale leaseback of fee interest in land at of four enclosed assets**; and
  - ✓ Company signed a definitive agreement for the sale of 20 additional outparcels to FCPT Acquisitions, LLC ("Four Corners") for $38M.

Stability Best Illustrated by Minimal Variance of Historical Operating Metrics

In spite of significant inline retailer and department store bankruptcies, cash flow stability is best illustrated by comparable NOI decline of only 60 basis points during a five year period for Tier One and Open Air assets. In addition, during the past five years comparable occupancy has only decreased 1.2% for the core portfolio, in spite of the fact that approximately 14% of the enclosed in-line space has filed bankruptcy since YE 2014.

Segment	YE 2014 Occupancy % as of DEC 31	YE 2015 Occupancy % as of DEC 31	YE 2016 Occupancy % as of DEC 31	YE 2017 Occupancy % as of DEC 31	YE 2018 Occupancy % as of DEC 31	YE 2019 Occupancy % as of DEC 31
Tier One	94.00%	93.70%	93.90%	93.10%	94.00%	91.40%
Open Air	95.30%	95.90%	95.80%	95.80%	95.60%	95.70%
Total Core	94.60%	94.70%	94.80%	94.40%	94.80%	93.40%

Segment	FY 2014 Comparable NOI ($000)	FY 2015 Comparable NOI ($000)	FY 2016 Comparable NOI ($000)	FY 2017 Comparable NOI ($000)	FY 2018 Comparable NOI ($000)	FY 2019 Comparable NOI ($000)	5YR NOI Growth
Tier One	$332,126	$331,400	$341,181	$341,814	$339,331	$311,921	-
Open Air	112,323	116,828	122,499	128,940	127,874	129,681	-
Total Core[1]	$444,449	$448,228	$463,680	$470,754	$467,205	$441,602	(0.60%)

Tier One Enclosed	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019
AVG Lease Term (New)	7.0	7.5	6.9	6.5	6.8
AVG Lease Term (Renewal)	4.0	4.5	4.3	3.5	3.8
Tenant Allowance PSF (New)	$43.99	$40.61	$37.10	$37.25	$47.56
AVG Rent PSF (New)	$23.46	$31.00	$31.03	$28.12	$29.23

Releasing Spread	TTM 2015	TTM 2016	TTM 2017	TTM 2018	TTM 2019
Tier One	1.5%	(1.3%)	(0.4%)	(8.0%)	(5.8%)
Open Air	19.3%	3.7%	3.6%	(0.1)%	6.1%
Total	5.1%	0.5%	0.6%	(6.3%)	(3.2%)

[1] Includes assets owned as of DEC 31 2019. On comparable basis e.g. excluding assets acquired after 2014 forecasted five year NOI growth (2.4%).

Open Air Snapshot

In addition to those assets which comprise the Open Air segment, it should be noted, several other high quality assets exhibit Open Air e.g. shopping center characteristics. If the following are included within the Open Air designation (hereinafter Open Air Plus), the percentage of total NOI increases by 13.0% to 40.0%.

Segment	YE 2014 Occupancy % as of DEC 31	YE 2015 Occupancy % as of DEC 31	YE 2016 Occupancy % as of DEC 31	YE 2017 Occupancy % as of DEC 31	YE 2018 Occupancy % as of DEC 31	YE 2019 Occupancy % as of DEC 31
Open Air Plus*	94.9%	95.4%	95.3%	95.4%	95.5%	95.0%

Segment	FY 2014 Comparable NOI ($000)	FY 2015 Comparable NOI ($000)	FY 2016 Comparable NOI ($000)	FY 2017 Comparable NOI ($000)	FY 2018 Comparable NOI ($000)	FY 2019 Comparable NOI ($000)	5YR NOI Growth
Open Air Plus*	$163,964	$171,751	$170,737	$188,111	$191,137	$191,817	17.0%

Releasing Spread	TTM 2015	TTM 2016	TTM 2017	TTM 2018	TTM 2019
Open Air Plus*	13.2%	5.4%	5.1%	-0.6%	3.6%

*Open Air Plus includes current Open Air portfolio as well as Arbor Hills, The Arboretum, Bowie Town Center, Clay Terrace, Malibu Lumber Yard, Oklahoma City Collection, Scottsdale Quarter, Town Center Plaza and Crossing and Waterford Lakes Town Center.



Total NOI (%)
4Q 2019
13%
7%
27%
53%
Open Air
Tier One
Tier Two
Open Air Plus Properties

Takeaway: 40% of WPG's total NOI exhibited Comparable NOI growth of 2.83% over the previous five years

Assets not included within current Open Air portfolio:

Scottsdale Quarter Scottsdale, AZ	Oklahoma City Properties Oklahoma City, OK	Clay Terrace Carmel, IN	Town Center Plaza and Crossing Leawood, KS	Bowie Town Center Bowie, MD	Malibu Lumber Yard Malibu, CA
					

Financial Metrics Illustrate Continued Improvement

Net Indebtedness: EBITDA[1]



8.0
7.5
7.0
6.5
6.0
5.5
5.0
7.9
7.5
6.0-6.5
1Q 15
4Q 19
Long Term Target

[1]4Q 19 excludes leasing costs previously deferred.

Debt Service Coverage Ratio[2]



4.5
4.0
3.5
3.0
2.5
2.0
3.3
2.5
3.0
1Q 15
4Q 19
Long Term Target

[2]Debt service includes interest expense and principal amortization.

High Quality Unencumbered Pool



65.0%
55.0%
45.0%
35.0%
25.0%
15.0%
5.0%
-5.0%
2014
2015
2016
2017
2018
2019
2020E
Open Air
Tier One Enclosed
Tier Two Enclosed

Maturities (carrying amounts including pro rata joint ventures)*



$250M 2020 Bond repayment completed on February 28, 2020
Thereafter
Mortgage Debt
Term Loans
Credit Facility
Bonds

*Maturity schedule excludes three noncore asset and Perennial ground leases.

GRIND IT OUT